UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 10, 2008
MICHAEL BAKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-6627	25-0927646
(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive Moon Township, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)
(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On June 10, 2008, Michael Baker Corporation (the “Company”) issued a press release announcing, as part of the previously announced restatement of its financial results for the first three quarters of 2007, that a portion of the Energy segment revenue recognition errors that management identified and which resulted in the restatement, will require the Company’s previously issued consolidated financial statements for the year 2006 to also be restated. These 2006 errors will reduce the restatement’s unfavorable impact on the 2007 consolidated financial statements that was referenced in the Company’s Current Report on Form 8-K filed on February 26, 2008. For further information, see Item 4.02(A) below and the text of the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 4.02(A). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
As indicated in Item 2.02, on June 10, 2008, the Company announced that its previously issued consolidated financial statements for the year 2006 will be restated. The Company’s previously issued consolidated financial statements for 2006, and (as previously indicated in the Company’s Current Report on Form 8-K filed on February 26, 2008) for the first three quarters of 2007, should not be relied upon. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The Company reached its restatement conclusion based upon the recommendation of management and the concurrence of the Audit Committee of the Company’s Board of Directors at a meeting held on June 10, 2008.
At present, the Company estimates that 2006 income from operations will be reduced by approximately $2.3 million to approximately $16.2 million. Net income for 2006 will be restated to approximately $10.3 million, or $1.19 per diluted common share, from the previously reported $11.8 million, or $1.36 per diluted common share. Additionally, for the first three quarters of 2007, the Company estimates that income from operations will be reduced by approximately $9.0 million dollars as a result of the restatement, to $20.9 million from the previously reported $29.9 million. Net income for the first three quarters of 2007 will be restated to approximately $12.1 million, or $1.37 per diluted common share, from the previously reported $18.0 million, or $2.03 per diluted common share.
As previously announced, the Company expects to file its Annual Report on Form 10-K for 2007 with the Securities and Exchange Commission by June 30, 2008, as well as its Quarterly Report on Form 10-Q for the first quarter of 2008 by July 31, 2008.
The Company cautions that all of these results are preliminary and subject to change, possibly materially, following the completion and analysis of the financial statements for 2007 and 2006.

The Company’s management and Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with Deloitte & Touche LLP, the Company’s current independent registered public accounting firm.
Item 9.01
(d) Exhibits.
The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated June 10, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION
By:	/s/ Craig O. Stuver
Craig O. Stuver
Acting Chief Financial Officer

Date: June 13, 2008

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated June 10, 2008.	Filed herewith.